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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

   Subsidiary                                  State of Incorporation
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
Buffalo Hauling Corp.                          New York

General Smelting and Refining, Inc.            Tennessee

Gulf Coast Recycling, Inc.                     Florida

HHP Corporation                                Tennessee

Lake Erie Recycling Corp.                      New York

Mayco Industries, Inc.                         Alabama

Metalico Aluminum Recovery, Inc.               New York

Metalico-Buffalo, Inc. *                       New York

Metalico-College Grove, Inc.                   Tennessee

Metalico-Evans, Inc                            Georgia

Metalico-Granite City, Inc                     Illinois

Metalico-Hartford, Inc.*                       Connecticut

Metallico Lyell Acquisitions, Inc.             New York

River Hills by the River, Inc.+                Florida

Santa Rosa Lead Products, Inc.                 California

West Coast Shot, Inc.                          Nevada

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* Inactive

+ Wholly-owned subsidiary of Gulf Coast Recycling, Inc.